SCHEDULE 14A INFORMATION

                     Consent Statement Pursuant to Section 14(a)
                       of the Securities Exchange Act of 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[X]  Preliminary Consent Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Consent Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                                READ-RITE CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified In Its Charter)


                            APPLIED MAGNETICS CORPORATION
--------------------------------------------------------------------------------
(Name of Person(s) Filing Consent Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

      ________________________________________________________________________

       2)   Aggregate number of securities to which transaction applies:

      ________________________________________________________________________

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      ________________________________________________________________________

       4)   Proposed maximum aggregate value of transaction:

      ________________________________________________________________________

       5)   Total fee paid:
      ________________________________________________________________________


[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      ________________________________________________________________________

      2)    Form, Schedule or Registration Statement No.:

      ________________________________________________________________________

      3)    Filing Party:

      ________________________________________________________________________

      4)    Date Filed:

      ________________________________________________________________________

 PRELIMINARY COPY--SUBJECT TO COMPLETION

                        APPLIED MAGNETICS CORPORATION [Logo]
                                 75 Robin Hill Road
                                Goleta, CA 93117-5400

To the Stockholders of Read-Rite Corporation:

      On ________, 1997, Applied Magnetics Corporation, a Delaware corporation ("Applied Magnetics"), commenced an offer, upon the terms and subject to the conditions set forth in Applied Magnetics' Offer to Exchange dated ___________, 1997 and in the related Letter of Transmittal (collectively, the "Offer"), to exchange 0.679 of a share of common stock, $.10 par value per share, of Applied Magnetics ("Applied Magnetics Common Stock") (the "Offer Consideration") for each outstanding share of common stock, $.0001 par value per share (each a "Share" and collectively, the "Shares"), of Read-Rite Corporation, a Delaware corporation ("Read-Rite"), validly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn. The "Expiration Date" is 5:00 p.m., Eastern Standard Time on _____________, 1997, unless and until Applied Magnetics extends the period of time for which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by Applied Magnetics, shall expire. On
February 21, 1997, the last full trading day prior to the announcement of the Offer, the closing price of the Shares on the National Association of Securities Dealers Automated Quotation National Market was $28 3/16 per Share. Based on the closing price of Applied Magnetics Common Stock on The New York Stock Exchange on the same date, the value of the Offer was $37.50 per Share, representing a 33% premium over the closing price of the Shares on such date. The value of the Offer will change as the market price of Applied Magnetics Common Stock changes. The purpose of the Offer is to acquire control of, and the entire equity interest in, Read-Rite.

      There are a number of impediments to consummation of the Offer, including Section 203 ("Section 203") of the Delaware General Corporation Law ("DGCL"), which restricts certain business combinations, subject to various exceptions, including approval by the Board of Directors of Read-Rite (the "Read-Rite Board"). Applied Magnetics is today commencing a solicitation of all Read-Rite's stockholders to (i) remove all six of the present members of the Read-Rite Board and any person or persons elected or designated by any of such directors to fill any vacancy or newly created directorship; (ii) amend Section 3.2 of Article III of Read-Rite's Bylaws (the "Read-Rite Bylaws") to fix the number of directors of Read-Rite at two; (iii) elect __________ and __________ (collectively, the "Nominees") as the directors of Read-Rite; and (iv) repeal each provision of the Read-Rite Bylaws or amendment thereto adopted subsequent to December 20, 1996 and prior to the effectiveness of all of the foregoing actions

(collectively, the "Proposals"). The specific features of Applied Magnetics' proposal as well as the consent procedure itself are described in the accompanying Consent Statement.

      If you were a stockholder of record on ___________, 1997, but subsequently sold your Shares, you still retain voting rights in connection with this consent solicitation. Section 213(b) of the DGCL provides that if no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of the stockholders are recorded. Since the first date on which a signed written consent setting forth the action proposed to be taken in connection with the Offer was delivered on ________, 1997, the Record Date will be _______________, 1997.
Your failure to vote may adversely affect those who continue to be stockholders. Read-Rite stated in its Form 10-Q for the quarter ended December 31, 1996 that, as of January 26, 1997, there were 47,117,632 Shares outstanding. Each Share entitled its record holder to one vote. Stockholders of Read-Rite do not have cumulative voting rights. In fairness to other stockholders, Applied Magnetics urges you to vote all shares that you were entitled to vote as of the __________, 1997, record date on your consent card.

                                    Very truly yours,

                                    APPLIED MAGNETICS CORPORATION



                                     IMPORTANT

 1. If your Shares are held in your own name, please sign, date and mail the enclosed BLUE consent card to MacKenzie Partners, Inc. ("MacKenzie") in the post-paid envelope provided.

2. If your Shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person for your account and give instructions for the BLUE consent card representing your Shares to be mailed, dated and signed. Only that institution can execute a BLUE consent card with respect to your Shares and only upon receipt of specific instructions from you. Applied Magnetics urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to Applied Magnetics in care of MacKenzie at the address set forth below using the stamped self-addressed envelope included in the packet so that Applied

      Magnetics will be aware of all instructions given and can attempt to ensure that such instructions are followed. Since Applied Magnetics must receive consents from a majority of Read-Rite's outstanding Shares in order for the Proposals to be adopted, a broker non-vote or direction to withhold authority to vote on the blue card will have the same effect as a "no" vote with respect to Applied Magnetics' solicitation. Broker non-votes, abstaining or not returning a signed consent will have the same effect as withholding consent to the proposed actions. Applied Magnetics urges each stockholder to ensure that the record holder of his or her Shares marks, signs, dates and returns the enclosed consent as soon as possible.

      If you have any questions or require any assistance in executing your consent, please call:

                              MACKENZIE PARTNERS, INC.
                                  156 FIFTH AVENUE
                              NEW YORK, NEW YORK 10010
                            (212) 929-5500 (call collect)
                                         or
                              Toll Free (800) 322-2885

                                  PRELIMINARY COPY
                               SUBJECT TO COMPLETION
                                 ____________, 1997


                                 CONSENT STATEMENT
                                         OF
                           APPLIED MAGNETICS CORPORATION

      This Consent Statement is furnished by Applied Magnetics
Corporation, a Delaware corporation ("Applied Magnetics"), in connection with the solicitation by Applied Magnetics of written consents from the holders of shares of Common Stock, par value $.0001 per share (the "Shares"), of Read-Rite Corporation, a Delaware corporation ("Read-Rite"), to take the following actions without a stockholders' meeting, as permitted by Delaware law:

            (1) Remove all six of the present members of the Board of Directors of Read-Rite (the "Read-Rite Board") and any person or persons elected or designated by any of such directors to fill any vacancy or newly created directorship;

            (2) Amend Section 3.2 of Article III of Read-Rite's Bylaws (the "Read-Rite Bylaws") to fix the number of directors of Read-Rite at two;

            (3)   Elect __________ and __________ (collectively, the
      "Nominees") as the directors of Read-Rite; and

            (4) Repeal each provision of the Read-Rite Bylaws or amendment thereto adopted subsequent to December 20, 1996 and prior to the effectiveness of the Proposals (as defined below).

      All of the foregoing actions (collectively, the "Proposals") are designed to expedite the prompt consummation of Applied Magnetics' offer to acquire Read-Rite, which is described below. Stockholders of Read-Rite are being asked to express their consent to the Proposals on the accompanying BLUE consent card. The effectiveness of each of the Proposals is subject to, and conditioned upon, the adoption of each of the other Proposals by the holders of record, as of the close of business on the Record Date (as hereinafter defined), of a majority of the Shares then outstanding (including the receipt of consents from such holders to the removal of each member of the Read-Rite Board and to the election of each Nominee). APPLIED MAGNETICS RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS.

            This Consent Statement and the related BLUE consent card are first being sent or given on or about ___________, 1997 to all holders of record of Shares on the Record Date. On the Record Date, Applied Magnetics was the record owner of 200 Shares.

      Section 213(b) of the DGCL provides that if no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of the stockholders are recorded. No prior action is required by Read-Rite Board with respect to the Proposals. Since the first date on which a signed written consent setting forth the action proposed to be taken in connection with the Offer was delivered on ________, 1997, the Record Date will be _______________, 1997.

      On ________, 1997, Applied Magnetics commenced an offer, upon the terms and subject to the conditions set forth in Applied Magnetics' Offer to Exchange dated ___________, 1997 ("Offer to Exchange") and in the related Letter of Transmittal (collectively, the "Offer"), to exchange 0.679 of a share of common stock, $.10 par value per share, of Applied Magnetics ("Applied Magnetics Common Stock") (the "Offer Consideration") for each outstanding Share validly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn. The "Expiration Date" is 5:00 p.m., Eastern Standard Time on _____________, 1997, unless and until Applied Magnetics extends the period of time for which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by Applied Magnetics, shall expire. On February 21, 1997, the last full trading day prior to the announcement of the Offer, the closing price of the Shares on the National Association of Securities Dealers Automated Quotation National Market (the "Nasdaq National Market") was $28 3/16 per Share. Based on the closing price of Applied Magnetics Common Stock on The New York Stock Exchange ("NYSE") on the same date, the value of the Offer was $37.50 per Share, representing a 33% premium over the closing price of the Shares on such date. The value of the Offer will change as the market price of Applied Magnetics Common Stock changes.

      Complete information about the Offer is contained in the Offer to Exchange, which is available upon request from the Information Agent for the Offer, MacKenzie Partners, Inc. ("MacKenzie"), and in the Tender Offer Statement on Schedule 14D-1, which has been filed with the Securities and Exchange Commission (the "Commission"). The Tender Offer Statement on Schedule 14D-1 and any amendments thereto, including exhibits, should be available for inspection and copies should be obtainable in the manner set forth under "CERTAIN
INFORMATION CONCERNING APPLIED MAGNETICS" (except that such material will not be available at the regional offices of the Commission or at the offices of the NYSE).

      THIS CONSENT STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF SHARES NOR AN OFFER WITH RESPECT THERETO. THE OFFER IS BEING MADE ONLY BY MEANS OF THE OFFER TO PURCHASE AND THE RELATED LETTER OF
TRANSMITTAL.

      The purpose of the Offer is to enable Applied Magnetics to acquire control of Read-Rite. Applied Magnetics will, subject to satisfaction of the conditions of the Offer and the Merger (as defined below), cause Read-Rite to merge (the "Merger") with and into Applied Magnetics, which will be the surviving corporation. In the Merger, each then outstanding Share (other than Shares owned by Applied Magnetics or any of its affiliates, Shares held in the treasury of Read-Rite (if Read-Rite is so authorized) or by any subsidiary of Read-Rite and Shares owned by stockholders of Read-Rite who perfect dissenters' rights under Delaware law, to the extent such dissenters' rights are available) would be canceled in exchange for the right to receive the Offer Consideration.

      Applied Magnetics' obligation to exchange the Offer Consideration for Shares pursuant to the Offer is conditioned upon, among other things, the satisfaction or, where applicable, waiver of the following conditions: (i) approval of an amendment to the Certificate of Incorporation of Applied Magnetics, as amended, to increase the number of shares of Applied Magnetics Common Stock authorized for issuance and of the issuance of shares of Applied Magnetics Common Stock in connection with the Offer and the Merger, by the holders of a majority of the shares of Applied Magnetics Common Stock outstanding on the applicable record date, (ii) there being validly tendered and not withdrawn prior to the Expiration Date a number of Shares which, together with Shares then owned by Applied Magnetics and its affiliates, will constitute at least a majority of the total number of outstanding shares on a fully diluted basis (as though all options or other securities convertible into or exercisable or exchangeable for shares had been so converted, exercised or exchanged) as of the date the Shares are accepted for exchange by Applied Magnetics pursuant to the Offer, (iii) the approval of the acquisition of Shares pursuant to the Offer by the Read-Rite Board pursuant to Section 203 of the DGCL or Applied Magnetics being otherwise satisfied in its sole discretion that the provisions of section 203 of the DGCL restricting certain business combinations are invalid or not applicable to the acquisition of shares pursuant to the Offer and the Merger (the "DGCL Condition"), and (iv) all regulatory approvals required to consummate the Offer having been obtained and remaining in full force and effect, all statutory waiting periods in respect thereof having expired and no such approval containing any conditions or restrictions which the Applied Magnetics Board of Directors determines will or could be expected to materially impair the strategic and financial benefits expected to result from the Offer.

      Based upon prior conversations between management of Applied Magnetics and management of Read-Rite, Applied Magnetics believes that the current Read-Rite Board may be unwilling to approve the Offer and the Merger under Section 203 and thus to permit the Offer and the Merger to be consummated.

      Accordingly, pursuant to the Proposals, Applied Magnetics is seeking to elect to the Read-Rite Board persons who intend to approve the Offer and the Merger under Section 203, which would satisfy the DGCL Condition, and take such other actions as may be required to expedite the prompt consummation of the Offer and the Merger or (b) if any other transaction offering more value to Read-Rite's stockholders is proposed, take actions to facilitate such a transaction, subject in all cases to fulfillment of the fiduciary duties that they would have as directors of Read-Rite. Accordingly, one possible result of the adoption of the Proposals could be to expedite the prompt consummation of the Offer and the Merger.

      The Proposals will become effective when properly completed, unrevoked consents are signed by the holders of record on the Record Date of a majority of the Shares then outstanding and such consents are delivered to Read-Rite. The effectiveness of each of the Proposals is subject to, and conditioned upon, the adoption of each of the other Proposals by the holders of record, as of the close of business on the Record Date, of a majority of the Shares then outstanding (including the receipt of consents from such holders to the removal of each member of the Read-Rite Board and to the election of each Nominee). See "CONSENT PROCEDURE."

      This Consent Statement and the related BLUE consent card are first being sent or given on or about ___________, 1997 to all holders of record of Shares on the Record Date. On the Record Date, Applied Magnetics was the record owner of 200 Shares.

      ADOPTION OF THE PROPOSALS, INCLUDING THE REMOVAL OF THE CURRENT MEMBERS OF THE READ-RITE BOARD AND ELECTION OF THE NOMINEES, IS AN IMPORTANT STEP TOWARD PROMPT CONSUMMATION OF THE OFFER AND THE MERGER. ACCORDINGLY, YOU ARE URGED TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED BLUE CONSENT CARD. YOU MUST SEPARATELY TENDER YOUR SHARES PURSUANT TO THE OFFER IF YOU WISH TO PARTICIPATE IN THE OFFER. EXECUTING A CONSENT DOES NOT OBLIGATE YOU TO TENDER YOUR SHARES PURSUANT TO THE OFFER, AND YOUR FAILURE TO EXECUTE A CONSENT DOES NOT PREVENT YOU FROM TENDERING YOUR SHARES PURSUANT TO THE OFFER.

      Although Applied Magnetics does not presently intend to alter the terms of the Offer, it is possible that, depending on the facts and circumstances at the time, the terms might be altered in one or more respects.

      Because the Proposals will become effective only if executed consents are returned by holders of record on the Record Date of a majority of the total number of Shares then outstanding, the failure to execute and return a consent will have the same effect as voting against the Proposals. Since Applied Magnetics must receive consents from a majority of Read-Rite's outstanding Shares in order for the Proposals to be adopted, a broker non-vote or direction to withhold authority to vote on the blue card will have the same effect as a "no" vote with respect to Applied Magnetics' solicitation. Broker non-votes, abstaining or not returning a signed consent will have the same effect as withholding consent to the proposed actions.

      Applied Magnetics has retained MacKenzie to assist in the solicitation of consents to the Proposals.

      If your Shares are registered in your own name, please sign, date and mail the enclosed BLUE consent card to MacKenzie in the postage-paid envelope provided. If your Shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person for your account and give instructions for the BLUE consent card representing your Shares to be mailed, dated and signed. Only that institution can execute a BLUE consent card with respect to your Shares and only upon receipt of specific instructions from you.
Applied Magnetics urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to Applied Magnetics in care of MacKenzie Partners, Inc., 156 Fifth Avenue, , New York, NY 10010 using the stamped self-addressed envelope included in the packet so that Applied Magnetics will be aware of all instructions given and can attempt to ensure that such instructions are followed.

      If you have any questions about executing your consent or require assistance, please contact:

                              MACKENZIE PARTNERS, INC.
                                  156 FIFTH AVENUE
                              NEW YORK, NEW YORK 10010
                            (212) 929-5500 (call collect)
                                         or
                              Toll Free (800) 322-2885

                                  TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
SUMMARY                                                                   7
  The Proposals                                                           7
  The Offer and the Merger                                                7
  Voting Securities and Principal Holders                                 8
  Consent Procedure                                                       8

REASONS FOR THE SOLICITATION                                              8

THE PROPOSALS                                                             9

THE OFFER AND THE MERGER                                                 12

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF                          12

CERTAIN INFORMATION CONCERNING APPLIED MAGNETICS                         13

CERTAIN TRANSACTIONS BETWEEN APPLIED MAGNETICS
   AND READ-RITE                                                         15

SOLICITATION OF CONSENTS                                                 16

CONSENT PROCEDURE                                                        17
  Effectiveness and Revocation of Consents                               17
  Special Instructions                                                   18
  Dissenters' Rights                                                     19

ANNEX I                                                                 I-1

ANNEX II                                                               II-1

ANNEX III                                                             III-1

ANNEX IV                                                               IV-1

                                       SUMMARY

      The information in this summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Consent Statement.

THE PROPOSALS

      Applied Magnetics is soliciting written consents from Read-Rite's stockholders to remove all six of the present directors of Read-Rite, amend the Read-Rite Bylaws to fix the number of directors of Read-Rite at two, elect the Nominees to serve as the directors of Read-Rite and repeal each provision of the Read-Rite Bylaws or amendment thereto adopted subsequent to December 20, 1996 and prior to the effectiveness of the Proposals. The Nominees intend to (a) approve the Offer and the Merger under Section 203, which would satisfy the DGCL Condition, and take such other actions as may be required to expedite the prompt consummation of the Offer and the Merger or (b) if any other transaction offering more value to Read-Rite's stockholders is proposed, take actions to facilitate such a transaction, subject in all cases to fulfillment of the fiduciary duties that they would have
as directors of Read-Rite.   Accordingly, one possible result of the
adoption of the Proposals could be to expedite the prompt consummation of the Offer and the Merger.

THE OFFER AND THE MERGER

      On ________, 1997, Applied Magnetics commenced an offer, upon the terms and subject to the conditions set forth in Applied Magnetics' Offer to Exchange dated ___________, 1997 and in the related Letter of Transmittal to exchange 0.679 of a share of Applied Magnetics Common Stock for each outstanding Share validly tendered on or prior to the Expiration Date. On February 21, 1997, the last full trading day prior to the announcement of the Offer, the closing price of the Shares on the Nasdaq National Market was $28 3/16 per Share. Based on the closing price of Applied Magnetics Common Stock on the NYSE on the same date, the value of the Offer was $37.50 per Share, representing a 33% premium over the closing price of the Shares on such date. The value of the Offer will change as the market price of Applied
Magnetics Common Stock changes.

      The purpose of the Offer is to enable Applied Magnetics to acquire control of Read-Rite. Applied Magnetics will, subject to satisfaction of the conditions of the Offer and the Merger, cause Read-Rite to merge with and into Applied Magnetics, which will be the
surviving corporation.   In the Merger, each then outstanding Share
(other than Shares owned by Applied Magnetics or any of its affiliates, Shares held in the treasury of Read-Rite (if Read-Rite is so authorized) or by any subsidiary of Read-Rite and Shares owned by stockholders of Read-Rite who perfect dissenters' rights under Delaware law, to the extent such dissenters' rights are available) would be canceled in exchange for the right to receive the Offer Consideration.

      Although the adoption of the Proposals is an important step toward prompt consummation of the Offer and the Merger, stockholders of Read-Rite are not being asked to tender their Shares pursuant to this Consent Solicitation or to consent to or vote on the Merger at this time.

VOTING SECURITIES AND PRINCIPAL HOLDERS

      The Shares constitute the only class of voting securities of Read-Rite. Accordingly, only holders of Shares are entitled to execute consents. For information regarding the persons believed to be the beneficial owners of more than 5% of the Shares, see "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF" below.

CONSENT PROCEDURE

      Applied Magnetics will pay all costs in connection with its solicitation of consents. The consents are being solicited pursuant to the procedure established by Sections 228 and 213 of the DGCL. Stockholders of Read-Rite of record as of the close of business on the Record Date are entitled to consent to the Proposals. The Proposals will become effective when properly completed, unrevoked consents are signed by the holders of record on the Record Date of a majority of the Shares then outstanding and such consents are delivered to Read-Rite. The effectiveness of each of the Proposals is subject to, and conditioned upon, the adoption of each of the other Proposals by the holders of record, as of the close of business on the Record Date, of a majority of the Shares then outstanding (including the receipt of consents from such holders to the removal of each member of the Read-Rite Board and to the election of each Nominee). To be effective, the requisite consents must be delivered to Read-Rite within 60 days of the earliest dated consent delivered to Read-Rite. Since the first date on which a signed written consent setting forth the action proposed to be taken in connection with the Offer was delivered on ________, 1997, the Record Date will be _______________, 1997.


                            REASONS FOR THE SOLICITATION

      Applied Magnetics is soliciting written consents to the Proposals in order to expedite the prompt consummation of the Offer and the Merger. The purpose of the Offer is to enable Applied Magnetics to acquire control of, and the entire equity interest in, Read-Rite. AS DESCRIBED BELOW, THE NOMINEES, IF ELECTED, INTEND TO SUPPORT THE OFFER AND THE MERGER, SUBJECT IN ALL CASES TO FULFILLMENT OF THE FIDUCIARY DUTIES THAT THEY WOULD HAVE AS DIRECTORS OF READ-RITE.

      Applied Magnetics believes that the Offer is in the best interests of the stockholders of Read-Rite because, among other things, the Offer Consideration represents a substantial premium to the per Share price on February 21, 1997, the last trading day prior to the public announcement of the Offer on February 24, 1997. In addition to the per Share price premium provided by the Offer, Applied Magnetics believes that the stockholders of Read-Rite will also benefit from the Offer as a result of becoming stockholders of Applied Magnetics. Applied Magnetics has carefully studied the potential benefits of the combination of the businesses of Applied Magnetics and Read-Rite and, as a result, believes that such a combination will provide a solid financial base to support continued growth in the merchant market disk head supply business.

      The Nominees intend to (a) approve the Offer and the Merger under
Section 203, which would have the effect of satisfying the DGCL Condition, and take such other actions as may be required to expedite the prompt consummation of the Offer and the Merger or (b) if any other transaction offering more value to Read-Rite's stockholders is proposed, take actions to facilitate such a transaction, subject in all cases to fulfillment of the fiduciary duties that they would have as directors of Read-Rite. Accordingly, one possible result of the adoption of the Proposals could be to expedite the prompt consummation of the Offer and the Merger.

                                    THE PROPOSALS

      Applied Magnetics is seeking written stockholder consents without a meeting to the Proposals, which consist of taking the following actions:

            (1) Remove all six of the present members of the Read-Rite Board and any person or persons elected or designated by any of such directors to fill any vacancy or newly created directorship;

            (2) Amend Section 3.2 of Article III of the Read-Rite Bylaws to fix the number of directors of Read-Rite at two;

            (3)   Elect the Nominees as the directors of Read-Rite; and

            (4) Repeal each provision of the Read-Rite Bylaws or amendment thereto adopted subsequent to December 20, 1996 and prior to the effectiveness of the Proposals.

      The effectiveness of each of the Proposals is subject to, and conditioned upon, the adoption of each of the other Proposals by the holders of record, as of the close of business on the Record Date, of a majority of the Shares then outstanding (including the receipt of consents from such holders to the removal of each member of the Read-Rite Board and to the election of each Nominee).

      APPLIED MAGNETICS RECOMMENDS THAT YOU CONSENT TO EACH OF THE
PROPOSALS.

      REMOVAL OF DIRECTORS. The Proposals include the removal of all Read-Rite's current directors and any other person who may be a director at the time the action proposed to be taken by this consent procedure becomes effective. Read-Rite's current directors are Cyril
J. Yansouni, Fred Schwettmann, John G. Linvill, William J. Almon, Michael L. Hackworth and Matthew J. O'Rourke.

      BYLAW AMENDMENT FIXING NUMBER OF DIRECTORS AT TWO. The Proposals include an amendment to Section 3.2 of Article III of Read-Rite Bylaws to provide that the number of directors be fixed at two. This amendment to the Read-Rite Bylaws is set forth in its entirety in Annex IV to this Consent Statement. The Read-Rite Bylaws currently provide that the Read-Rite Board consists of six directors. This
Bylaw amendment is designed to reduce the number of directors constituting the Read-Rite Board to the number to be in office if the Proposal to remove the incumbent directors is approved and the Nominees are elected.

THE NOMINEES SUPPORT THE OFFER AND THE MERGER.

      ELECTION OF NOMINEES. The Proposals include the election as directors of Read-Rite of the two Nominees named in the table below, each of whom has consented to serve as a director, if elected, until the next annual meeting of stockholders and until his successor has been elected and qualified. The Nominees are committed to giving each Stockholder the ability to participate in the Offer and the Merger. Applied Magnetics' primary purpose in seeking to elect the Nominees to the Read-Rite Board is to obtain the approval of the Offer and the Merger under Section 203, thereby facilitating the consummation of the Offer. However, if elected, the Nominees would be responsible for managing the business and affairs of Read-Rite. Each director of Read-Rite has an obligation under the DGCL to discharge his or her duties as a director on an informed basis, in good faith, with the care an ordinarily careful and prudent person in a like position would exercise under similar circumstances and in a manner the director honestly believes to be in the best interests of Read-Rite. In this connection, circumstances may arise in which the interests of Applied Magnetics and its affiliates, on the one hand, and the interests of other stockholders of Read-Rite, on the other hand, may differ. In any such case, the Nominees intend to discharge fully the obligations owing to Read-Rite and its stockholders under the DGCL. Although Applied Magnetics has no reason to believe that any of the Nominees will be unable or unwilling to serve as directors, if any of the Nominees is not available for election, the persons named on the BLUE consent card will vote for the election of such other nominee or nominees as may be proposed by Applied Magnetics.

                                          EMPLOYMENT HISTORY OR PRESENT
         NAME, AGE AND                    PRINCIPAL OCCUPATION AND
       BUSINESS ADDRESS                   FIVE-YEAR EMPLOYMENT HISTORY
--------------------------------          ----------------------------------



      None of the Nominees owns any Shares, nor is there any material relationship between any Nominee and Read-Rite.

      It is contemplated that each Nominee will be paid a fee of $_______ by Applied Magnetics for agreeing to stand for election as a director of Read-Rite. In addition, it is anticipated that each Nominee, upon election, will receive a director's fee, consistent with Read-Rite's past practice, for services as a director of Read-Rite. According to Read-Rite's 1997 Proxy Statement, each nonemployee director of Read-Rite receives a fee of $2,000 per quarter, plus $1,000 for each board meeting attended and $500 for each board committee meeting attended. Nonemployee directors also participate in Read-Rite's 1991 Director Option Plan. Applied Magnetics has agreed to indemnify each Nominee, to the fullest extent permitted by applicable law, from and against any and all expenses, liabilities or losses of any kind arising out of any threatened or filed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, asserted against or incurred by the Nominee in his capacity as a nominee for election as a director of Read-Rite, and, if elected, as a director of Read-Rite, or arising out of his status in either such capacity. Applied Magnetics has also agreed to reimburse each Nominee for his reasonable out-of-pocket expenses, including reasonable fees and expenses of counsel.

      REPEAL OF BYLAWS ADOPTED SUBSEQUENT TO DECEMBER 20, 1996 AND PRIOR TO THE EFFECTIVENESS OF THE PROPOSALS. The Proposals include the repeal of each provision of Read-Rite Bylaws or amendment thereto adopted subsequent to December 20, 1996 and prior to the effectiveness of the Proposals, if any. This Proposal is designed to prevent the Read-Rite Board from taking actions to amend the Read-Rite Bylaws to attempt to nullify the actions taken by the stockholders pursuant to the Proposals or to create new obstacles to the consummation of the Offer and the Merger. The Read-Rite Bylaws filed as an exhibit to Read-Rite's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 (the most recent publicly available version of the Read-Rite Bylaws) purport to reflect all amendments adopted through December 20, 1996, the date such Form 10-K was filed with the Commission. Accordingly, this Proposal would not repeal any provision of the Read-Rite Bylaws that has been publicly disclosed prior to the date hereof (although, as noted above, other Proposals for which consents are solicited hereby would amend Section 3.2 of Article III of Read-Rite Bylaws). If, however, the Read-Rite Board has adopted since December 20, 1996, or adopts prior to the effectiveness of the Proposals, any amendment to the Read-Rite Bylaws, this Proposal would repeal such amendment so as to prevent the Read-Rite Board from creating new obstacles to the consummation of the Offer and the Merger and to remove any existing undisclosed obstacles to the consummation of the Offer and the Merger.

                              THE OFFER AND THE MERGER

      On ________, 1997, Applied Magnetics commenced an offer, upon the terms and subject to the conditions set forth in Applied Magnetics' Offer to Exchange dated ___________, 1997 and in the related Letter of Transmittal to exchange 0.679 of a share of Applied Magnetics Common Stock for each outstanding Share validly tendered on or prior to the Expiration Date. On February 21, 1997, the last full trading day prior to the announcement of the Offer, the closing price of the Shares on the Nasdaq National Market was $28 3/16 per Share. Based on the closing price of Applied Magnetics Common Stock on the NYSE on the same date, the value of the Offer was $37.50 per Share, representing a 33% premium over the closing price of the Shares on such date. The value of the Offer will change as the market price of Applied
Magnetics Common Stock changes.

      The purpose of the Offer is to enable Applied Magnetics to acquire control of Read-Rite. Applied Magnetics will, subject to satisfaction of the conditions of the Offer and the Merger, cause Read-Rite to merge with and into Applied Magnetics, which will be the surviving corporation. In the Merger, each then outstanding Share (other than Shares owned by Applied Magnetics or any of its affiliates, Shares held in the treasury of Read-Rite (if Read-Rite is so authorized) or by any subsidiary of Read-Rite and Shares owned by stockholders of Read-Rite who perfect dissenters' rights under Delaware law, to the extent such dissenters' rights are available) would be canceled in exchange for the right to receive the Offer Consideration.

                               VOTING SECURITIES AND
                             PRINCIPAL HOLDERS THEREOF

      The Shares constitute the only class of voting securities of Read-Rite. Accordingly, only holders of Shares are entitled to execute consents. Read-Rite stated in its Form 10-Q for the quarter ended December 31, 1996 that, as of January 26, 1997, there were 47,117,632 Shares outstanding. Each Share entitles its record holder to one vote. Stockholders of Read-Rite do not have cumulative voting rights.

      The following table sets forth as of December 30, 1996, the name of each person who, based on publicly available information, owned beneficially more than 5% of the Shares outstanding at such date, the number of Shares owned by each such person and the percentage of the outstanding Shares represented thereby. The information below with respect to beneficial ownership is based upon information filed with the Commission pursuant to Sections 13(d) or 13(g) of the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), and furnished to Read-Rite by the respective stockholders.


NAME AND ADDRESS OF                      AMOUNT AND NATURE OF     PERCENT OF
BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP       CLASS
-----------------------                  ---------------------    ----------
J.P. Morgan & Co. Incorporated (1)......   3,786,730(1)              8.1%
60 Wall Street
New York, New York 10260

-------------------------
(1) As noted in Read-Rite's 1997 Proxy Statement, based on information received from J.P. Morgan & Co. Incorporated as of December 17, 1996.

      For information relating to the ownership of Shares by directors and executive officers of Read-Rite, see Annex I hereto.

                  CERTAIN INFORMATION CONCERNING APPLIED MAGNETICS

      Applied Magnetics is one of the world's leading independent manufacturers of advanced magnetic recording heads for hard disk drives. Applied Magnetics manufactures advanced inductive thin film and magnetoresistive ("MR") disk head products, primarily for supply to manufacturers of 3.5-inch hard disk drives. Applied Magnetics' products compete on the basis of price, performance and availability. Applied Magnetics' products are used in disk drives manufactured by, among others, Maxtor Corporation ("Maxtor"), Micropolis Corporation ("Micropolis"), NEC Electronics, Inc. ("NEC"), Quantum Corporation ("Quantum"), and Western Digital Corporation ("Western Digital").

      Applied Magnetics' product line is currently centered around thin film disk heads, the largest segment of the recording head industry. Thin film heads permit increased storage capacity per disk and provide higher transfer rates than ferrite disk heads. Applied Magnetics continues to expand its thin film production capacity and further develop its thin film technology. Applied Magnetics is also committing engineering and production resources to further its MR disk head capability, which it believes to be the next generation of recording head technology. MR disk heads offer still greater recording densities and other performance advantages demanded by the disk drive market.

      In an effort to capitalize on market demand and to add to its revenue, Applied Magnetics intends to increase its thin film and MR disk head capacity. To achieve this goal, during fiscal 1997 Applied Magnetics currently plans approximately $135 million in capital expenditures, including equipment to be obtained through operating leases, to increase overall production capacity and continue to improve thin film and MR production processes. Capital expenditures for the three months ended December 28, 1996 were $17.7 million. In addition, the Company leased $4.1 million of production equipment through operating leases.

      Applied Magnetics' manufacturing and assembly operations are located in California, Ireland, South Korea, Malaysia, the Philippines and the People's Republic of China. Applied Magnetics' principal place of business is located at 75 Robin Hill Road, Goleta, California 93117-5400; its telephone number at that location is (805) 683-5353. Applied Magnetics was incorporated in California in 1957 and reincorporated in Delaware in 1987.

      Set forth below is certain selected consolidated financial information with respect to Applied Magnetics and its subsidiaries excerpted from the information contained in Applied Magnetics' Annual Report to Stockholders for the fiscal year ended September 28, 1996 (the "Applied Magnetics 1996 Annual Report") and Applied Magnetics' quarter ended December 28, 1996 (the "Applied Magnetics 10-Q"). More comprehensive financial information is included in the Applied Magnetics 1996 Annual Report, the Applied Magnetics 10-Q and other documents filed by Applied Magnetics with the Commission, and the following summary is qualified in its entirety by reference to the Applied Magnetics 1996 Annual Report, the Applied Magnetics 10-Q and such other documents and all the financial information (including any related notes) contained therein. The Applied Magnetics 1996 Annual Report, the Applied Magnetics 10-Q and such other documents should be available for inspection at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, NY 10048 and Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, IL 60661. Copies of the Applied Magnetics 1996 Annual Report, the Applied Magnetics 10-Q and such other documents should be obtainable, by mail, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, DC 20549. Copies of the Applied Magnetics 1996 Annual Report, the Applied Magnetics 10-Q and such other documents should also be available for inspection at the offices of the NYSE, 20 Broad Street, New York, NY 10005. Such information may also be obtained from the Commission at the Commission's Web site, http://www.sec.gov.

                                                                Fiscal Year Ended,
                                             -------------------------------------------------------------
                     First         First
                    Quarter       Quarter
                     Ended         Ended     September   September    September   September     September
                  December 28,   December 30,   28,         30,          30,          30,          30,
                      1996          1995       1996        1995         1994         1993         1992
                      ----          ----       ----        ----         ----         ----         ----
                   (UNAUDITED)   (UNAUDITED)           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATIONS
Net sales           $ 121,627   $  94,709   $ 344,754   $ 292,600    $ 275,927    $ 335,898    $ 297,864
Income (loss)
from continuing
operations             31,872       9,028      32,218       1,748      (52,670)     (43,728)         315

Loss from discon-
tinued operations        --          --          --          --           --           --        (25,422)

Net income (loss)      31,872       9,028      32,218       1,748      (52,670)     (43,728)     (25,107)

Net income (loss)
per share:
Net income (loss)
from continuing
operations          $    1.30   $    0.38   $    1.35   $    0.08    $   (2.39)   $   (2.17)   $    0.02

Loss from discon-
tinued operations        --          --          --          --           --           --          (1.53)

Net income (loss)   $    1.30   $    0.38   $    1.35   $    0.08    $   (2.39)   $   (2.17)   $   (1.51)

Weighted average
common and common
equivalent shares
outstanding:           24,532      23,774      23,897      22,472       22,082       20,156       16,604

BALANCE SHEET
Total assets          399,186     262,913     359,450     246,817      220,556      278,516      263,319
Long-term
obligations           115,848       2,790     116,263       3,254          677       11,550       27,224

      Certain information about the directors and executive officers of Applied Magnetics and certain employees and other representatives of Applied Magnetics who may also assist MacKenzie in soliciting consents is set forth in the attached Annex II. Annex III sets forth certain information relating to Shares owned by Applied Magnetics, its directors and executive officers, such employees and other representatives and certain transactions between any of them and Read-Rite.

                               CERTAIN TRANSACTIONS BETWEEN
                             APPLIED MAGNETICS AND READ-RITE

      Other than the 200 Shares purchased by Applied Magnetics on February 5, 1997, Applied Magnetics is not aware of any transactions or proposed transactions between its associates (other than subsidiaries of Applied Magnetics) and Read-Rite other than transactions in the ordinary course of business.

      For information regarding certain other transactions between Read-Rite and its affiliates and Applied Magnetics, the Nominees, the directors and executive officers of Applied Magnetics and certain employees or other representatives of Applied Magnetics, see Annex III hereto.

                                 SOLICITATION OF CONSENTS

      Solicitation of consents may be made by the directors, officers, investor relations personnel and other employees of Applied Magnetics and its affiliates. Consents will be solicited by mail, advertisement, telephone or telecopier and in person. No such persons will receive additional compensation for such solicitation.

      In addition, Applied Magnetics has retained MacKenzie to assist in the solicitation, for which MacKenzie will be paid a fee of $____________ and will be reimbursed for its reasonable out-of-pocket expenses. Applied Magnetics has also agreed to indemnify MacKenzie against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws. It is anticipated that approximately ___ persons will be employed by MacKenzie to solicit stockholders. MacKenzie is also acting as Information Agent in connection with the Offer, for which MacKenzie will be paid customary compensation in addition to reimbursement of reasonable out-of-pocket expenses.

      Banks, brokers, custodians, nominees and fiduciaries will be requested to forward solicitation material to beneficial owners of the Shares.
Applied Magnetics and its affiliates will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable expenses for sending solicitation material to the beneficial owners.

      Applied Magnetics has retained IBJ Schroder Bank & Trust Company as exchange agent in the Offer (the "Exchange Agent") and has agreed to pay the Exchange Agent reasonable and customary compensation for its services in connection with the Offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Exchange Agent against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws. Applied Magnetics will not pay any fees or commissions to any broker or dealer or other person (other than Gleacher NatWest, Inc. ("Gleacher NatWest") and MacKenzie as information agent in connection with the Offer) for soliciting tenders of Shares pursuant to the Offer. Brokers, dealers, commercial banks and trust companies will be reimbursed by Applied Magnetics for customary mailing and handling expenses incurred by them in forwarding material to their customers.

      Although Gleacher NatWest, financial advisor to Applied
Magnetics, does not admit that it or any of its directors, officers, employees or affiliates are a "participant", as defined in Schedule 14A promulgated under the Securities Exchange Act or 1934, as amended, or that such Schedule 14A requires the disclosure of certain information concerning Gleacher NatWest, Gleacher NatWest may assist Applied Magnetics in this solicitation. Gleacher NatWest engages in a full range of investment banking services. As of the most recent practicable date prior to the date hereof as such information was available, Gleacher NatWest does not hold any Shares.

      The cost of the solicitation of consents to the Proposals will be borne by Applied Magnetics and its affiliates. Applied Magnetics will not seek reimbursement of the costs of this solicitation from Read-Rite. Costs related to the Offer and to the solicitation of consents to the Proposals include expenditures for attorneys, accountants, financial advisors, consent solicitors, public relations advisors, printing, advertising, postage, litigation and related expenses and filing fees and, other than the payment for Shares pursuant to the Offer, are expected to aggregate approximately $____ million. The portion of such costs allocable solely to the solicitation of consents to the Proposals is not readily determinable.

                                    CONSENT PROCEDURE

      Section 228 of the DGCL states that, unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Read-Rite's certificate of incorporation does not prohibit stockholder action by written consent.

      Section 213(b) of the DGCL provides that if no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of the stockholders are recorded. No prior action is required by the Read-Rite Board with respect to the
Proposals.    Since the first date on which a signed written consent
setting forth the action proposed to be taken in connection with the Offer was delivered on ________, 1997, the Record Date will be _______________, 1997.

      If the Proposals are adopted pursuant to the consent procedure, prompt notice will be given pursuant to Section 228(d) of the DGCL to stockholders who have not executed consents.

EFFECTIVENESS AND REVOCATION OF CONSENTS

      The corporate actions proposed herein will be adopted when properly completed, unrevoked consents are signed by the holders of record on the

Record Date of a majority of the Shares then outstanding and such consents are delivered to Read-Rite, provided that the requisite consents are so delivered within 60 days of the earliest dated consent delivered to Read-Rite. The effectiveness of each of the Proposals is subject to, and conditioned upon, the adoption of each of the other Proposals by the holders of record, as of the close of business on the Record Date, of a majority of the Shares then outstanding (including the receipt of consents from such holders to the removal of each member of Read-Rite Board and to the election of each Nominee).

      Applied Magnetics plans to present the results of a successful solicitation with respect to the corporate actions proposed herein to Read-Rite as soon as possible.

      An executed consent card may be revoked at any time before the action authorized by the executed consent becomes effective by marking, dating, signing and delivering a written revocation. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card which is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered either to Applied Magnetics in care of MacKenzie Partners, Inc., 156 Fifth Avenue, New York, NY 10010 or to Read-Rite at 345 Los Coches Street, Milpitas, California 95035 (Attention: Corporate Secretary) or any other address provided by Read-Rite. Although a revocation is effective if delivered to Read-Rite, Applied Magnetics requests that either the original or photostatic copies of all revocations of consents be mailed or delivered to Applied Magnetics in care of MacKenzie at the address set forth above, so that Applied Magnetics will be aware of all revocations and can more accurately determine if and when consents to the actions described herein have been received from the holders of record on the Record Date of a majority of outstanding Shares.

SPECIAL INSTRUCTIONS

      If you were a record holder of Shares as of the close of business on the Record Date, you may elect to consent to, withhold consent to or abstain with respect to each Proposal by marking the "CONSENTS", "DOES NOT CONSENT" or "ABSTAIN" box, as applicable, underneath each such Proposal on the accompanying BLUE consent card and signing, dating and returning it promptly in the enclosed post-paid envelope.

      In addition, you may withhold consent to the removal of any individual member of Read-Rite Board or to the election of any individual Nominee by writing such person's name on the consent card. However, the effectiveness of each of the Proposals is subject to, and conditioned upon, the receipt of consents from the holders of record on the Record Date of a majority of the Shares then outstanding to the removal of each member of the Read-Rite Board and to the election of each Nominee.

      If the stockholder has failed to check a box marked "CONSENTS", "DOES NOT CONSENT" or "ABSTAIN" for one or more of the Proposals, such stockholder will be deemed to have consented to such Proposal or Proposals, except that such stockholder will not be deemed to have consented to the removal of any member of Read-Rite Board or the election of any Nominee whose name is written-in on the consent card.

      APPLIED MAGNETICS RECOMMENDS THAT YOU CONSENT TO EACH OF THE
PROPOSALS.

      YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED BLUE CONSENT CARD AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY. FAILURE TO RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

      If your Shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person for your account and give instructions for the BLUE consent card representing your Shares to be mailed, dated and signed. Only that institution can execute a BLUE consent card with respect to your Shares and only upon receipt of specific instructions from you. Applied Magnetics urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to Applied Magnetics in care of MacKenzie using the stamped self-addressed envelope included in the packet so that Applied Magnetics will be aware of all instructions given and can attempt to ensure that such instructions are followed. Since Applied Magnetics must receive consents from a majority of Read-Rite's outstanding Shares in order for the Proposals to be adopted, a broker non-vote or direction to withhold authority to vote on the blue card will have the same effect as a "no" vote with respect to Applied Magnetics' solicitation. Broker non-votes, abstaining or not returning a signed consent will have the same effect as withholding consent to the proposed actions.

DISSENTERS' RIGHTS

      Assuming that the Shares continue to be quoted on the Nasdaq National Market after the consummation of the Offer, stockholders of Read-Rite will not have dissenters' rights under Delaware law in connection with the Merger. In the event that, as a result of Applied Magnetics' purchase of Shares pursuant to the Offer, the Shares are no longer quoted on the Nasdaq National Market, the stockholders of Read-Rite will have dissenters' rights under Delaware law in connection with the Merger pursuant to Section 262 of the DGCL. Applied Magnetics presently contemplates that the Merger will be subject to certain conditions, including that holders of not more than 5% of the outstanding Shares at the effective time of the Merger perfect dissenters' rights, to the extent such holders have dissenters' rights.

      If you have any questions about giving your Consent or require assistance, please contact:

                                 MACKENZIE PARTNERS, INC.
                                     156 FIFTH AVENUE
                                 NEW YORK, NEW YORK 10010
                               (212) 929-5500 (call collect)
                                            or
                                 Toll Free (800) 322-2885


Dated: _________, 1997

                                       ANNEX I

                        SHARES HELD BY READ-RITE'S DIRECTORS
                               AND EXECUTIVE OFFICERS

      Based upon Applied Magnetics' review of Read-Rite's Proxy Statement dated January 15, 1997, to Applied Magnetics' knowledge, the following table sets forth the beneficial ownership of Shares as of December 30, 1996 by each director (including Read-Rite's Chief Executive Officer), by the four other most highly compensated executive officers of Read-Rite whose compensation exceeded $100,000 for fiscal 1996, and by all current directors and executive officers as a group:


                                                         NUMBER     PERCENT
                      NAME                              OF SHARES   OF TOTAL
                      ----                              ---------   --------
Cyril J. Yansouni (1)..............................       920,217     1.9%
Fred Schwettmann (2)...............................       133,297       *
John G. Linvill (3)................................        22,500       *
William J. Almon (4)...............................         5,500       *
Michael L. Hackworth (5)...........................         1,500       *
Matthew J. O'Rourke................................         1,200       *
Peter G. Bischoff (6)..............................       150,520       *
Michael A. Klyszeiko (7)...........................        90,001       *
Alan S. Lowe (8)...................................        85,780       *
All executive officers and directors as
a group (13) persons (9)...........................     1,538,151     3.2%


------------------
*  Less than 1%

(1) Includes 685,308 shares issuable upon the exercise of stock options to purchase shares which are exercisable within 60 days of December 30, 1996.

(2) Includes 129,252 shares issuable upon the exercise of stock options to purchase shares which are exercisable within 60 days of December 30, 1996.

(3) Includes 19,500 shares issuable upon the exercise of stock options to purchase shares which are exercisable within 60 days of December 30, 1996.

(4) Includes 4,500 shares issuable upon the exercise of stock options to purchase shares which are exercisable within 60 days of December 30, 1996.

(5) Includes 1,500 shares issuable upon the exercise of stock options to purchase shares which are exercisable within 60 days of December 30, 1996.

(6) Includes 146,721 shares issuable upon the exercise of stock options to purchase shares which are exercisable within 60 days of December 30, 1996.

(7) Includes 79,589 shares issuable upon the exercise of stock options to purchase shares which are exercisable within 60 days of December 30, 1996.

(8) Includes 64,026 shares issuable upon the exercise of stock options to purchase shares which are exercisable within 60 days of December 30, 1996.

(9) Includes 1,252,661 shares issuable upon the exercise of stock options to purchase which are exercisable within 60 days of December 30, 1996.

                                      ANNEX II


                        INFORMATION CONCERNING THE DIRECTORS
                     AND EXECUTIVE OFFICERS OF APPLIED MAGNETICS
                 AND CERTAIN EMPLOYEES AND OTHER REPRESENTATIVES OF
                                  APPLIED MAGNETICS


      The following table sets forth the name and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such employment is carried on, of (1) the directors and executive officers of Applied Magnetics and
(2) certain employees and other representatives of Applied Magnetics who may also assist MacKenzie in soliciting consents from Read-Rite's stockholders. Unless otherwise indicated, the principal business address of each director, executive officer, employee or representative is Applied Magnetics Corporation, 75 Robin Hill Road, Goleta, CA 93117-5400.

                DIRECTORS AND EXECUTIVE OFFICERS OF APPLIED MAGNETICS


                                           PRESENT OFFICE
         NAME AND                          OR OTHER PRINCIPAL
     PRINCIPAL BUSINESS                    OCCUPATION OR
         ADDRESS                           EMPLOYMENT
---------------------------                ---------------------


Craig D. Crisman...................... Chairman of the Board and
                                       Chief Executive Officer
Harold R. Frank....................... Chairman Emeritus and
                                       Director
Herbert M. Dwight, Jr................. Director
Jerry E. Goldress..................... Director
R.C. Mercure.......................... Director
Peter T. Altavilla.................... Secretary and Corporate
                                       Controller


      Mr. Crisman became an employee of Applied Magnetics on August 1, 1995. Prior to that time, since 1981, he was a member of the consulting firm of Grisanti, Galef & Goldress ("GG&G"). GG&G was engaged by Applied Magnetics on August 1, 1994, to provide crisis management and turnaround services to Applied Magnetics. The turnaround engagement was determined to have been successfully completed on July 27, 1995. Mr. Crisman was elected Chief Executive Officer and a director of Applied Magnetics on August 1, 1994.
He was elected Chairman of the Board on November 3, 1995. During the five years preceding his appointment as Chief Executive Officer and as a director of Applied Magnetics, Mr. Crisman was a partner of GG&G. In that capacity he had been engaged, as a crisis management consultant, in business turnaround assignments involving a number of different enterprises in various industries.

            Mr. Frank, founder of Applied Magnetics, was named Chairman Emeritus of Applied Magnetics on November 3, 1995. He is also director of Circon Corporation, a producer of endoscopes and ultra miniature color video cameras for medical and industrial applications, Trust Company of the West, a financial institution, and Key Technology, Inc., a manufacturer of automated food processing systems.

            Mr. Dwight is, and for more than five years has been, President and Chairman of Optical Coating Laboratory, Inc., which is engaged in the design, development and production of precision optical thin film components. He is also a director of Applied Materials, Inc., a wafer fabrication equipment manufacturer.

            Mr. Goldress is, and for more than five years has been, Chief Executive Officer of GG&G. He holds the position of Chairman and Chief Executive Officer of Wherehouse Entertainment, a retail seller of compact discs and videos.

            Dr. Mercure was, ending in September of 1996, for more than five years Professor and Director of the Engineering Management Program at the University of Colorado at Boulder. Dr. Mercure has been a director of Applied Magnetics since 1982. He is a director of Imex Medical Systems, which is engaged in the development and manufacturer of medical diagnostic and monitoring instruments, and Ball Corporation, a manufacturer of metal and plastic containers.

            Peter T. Altavilla has been employed by Applied Magnetics since 1987. He served as Assistant Controller until August 1, 1994, when he was elected to his present position as Corporate Controller. Mr. Altavilla was elected Secretary on February 9, 1996.

          CERTAIN EMPLOYEES AND OTHER REPRESENTATIVES OF APPLIED MAGNETICS
                            WHO MAY ALSO SOLICIT CONSENTS



                                    PRESENT OFFICE
        NAME AND                    OR OTHER PRINCIPAL
    PRINCIPAL BUSINESS              OCCUPATION OR
        ADDRESS                     EMPLOYMENT
-----------------------             ------------------------------

Steven E. Beal                      Manager of Sales, Marketing and Program
                                    Management

Paul D. Frank                      Chief Technology Officer



            Steven E. Beal has been with Applied Magnetics for 17 years. He is responsible for worldwide sales, marketing and program management.

            Paul D. Frank has been with Applied Magnetics for 27 years. He is responsible for technical development. He holds a B.S. Degree in mathematics and a Ph.D. in computer science.

                                      ANNEX III

                        SHARES HELD BY APPLIED MAGNETICS, ITS
               DIRECTORS AND EXECUTIVE OFFICERS, CERTAIN EMPLOYEES AND
           OTHER REPRESENTATIVES OF APPLIED MAGNETICS AND THE NOMINEES AND
               CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND READ-RITE

      Applied Magnetics purchased 200 Shares on February 5, 1997 for $29 7/8 per share (excluding mark-ups or commissions). No part of the purchase price or market value of any of the Shares described in this paragraph was represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such Shares. Applied Magnetics is the record owner of the Shares. Except as disclosed above, neither Applied Magnetics nor any of its directors, executive officers or other representatives or employees, or other persons known to Applied Magnetics who may solicit consents has any security holdings in Read-Rite. Applied Magnetics disclaims beneficial ownership of any Shares owned by any pension plan or other employee benefit plan of Applied Magnetics or by any affiliate of Applied Magnetics.
Applied Magnetics further disclaims beneficial ownership of any securities of Read-Rite held by Applied Magnetics or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.













                                      III-1

                                      ANNEX IV

                             FORM OF PROPOSED AMENDMENT
                            TO SECTION 3.2 OF ARTICLE III
                                 OF READ-RITE Bylaws

      Section 3.2. Number of Directors. The number of directors which shall constitute the whole Board shall be two (2). The directors shall be elected at the annual meeting of the stockholders, except as provided in
Section 3.3 of this Article, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

                                                        [FORM OF CONSENT CARD]

                       PRELIMINARY COPY--SUBJECT TO COMPLETION

    BLUE
 CONSENT
    CARD


      Unless otherwise indicated below, the undersigned, a stockholder of record of Read-Rite Corporation (Read-Rite") on __________, 1997 (the "Record Date"), hereby consents pursuant to Section 228(a) of the Delaware General Corporation Law with respect to all shares of common stock of Read-Rite (the "Shares") held by the undersigned to the taking of the following actions without a meeting of the stockholders of Read-Rite:

1.    The removal of each incumbent director of Read-Rite as follows:  Cyril
      J. Yansouni, Fred Schwettmann, John G. Linvill, William J. Almon, Michael L. Hackworth and Matthew J. O'Rourke, and any other person who is a director of Read-Rite at the time the action taken by this written consent becomes effective.

    /  / CONSENTS       /  / DOES NOT CONSENT         /  / ABSTAIN

INSTRUCTION:      TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO
                  THE REMOVAL OF ALL THE ABOVE-NAMED DIRECTORS AND ANY OTHER
                  PERSON WHO IS A DIRECTOR OF READ-RITE AT THE TIME THE ACTION
                  TAKEN BY THIS WRITTEN CONSENT BECOMES EFFECTIVE, CHECK THE
                  APPROPRIATE BOX ABOVE.  IF YOU WISH TO CONSENT TO THE
                  REMOVAL OF CERTAIN OF THE ABOVE-NAMED DIRECTORS AND/OR
                  CERTAIN OF THE DIRECTORS NOT NAMED ABOVE WHO ARE DIRECTORS
                  OF READ-RITE AT THE TIME THE ACTION TAKEN BY THIS WRITTEN
                  CONSENT BECOMES EFFECTIVE, BUT NOT ALL OF THEM, CHECK THE
                  "CONSENTS" BOX ABOVE AND WRITE THE NAME OF EACH PERSON YOU
                  DO NOT WISH REMOVED IN THE FOLLOWING SPACE:

---------------------------------------------------------------------------

                  IF NO BOX IS MARKED ABOVE WITH RESPECT TO THIS PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY INCUMBENT DIRECTOR WHOSE NAME IS WRITTEN-IN IN THE SPACE PROVIDED ABOVE.

2. Amendment of Section 3.2 Article III of Read-Rite's Bylaws to fix the number of directors at two.

    /  / CONSENTS       /  / DOES NOT CONSENT         /  / ABSTAIN

3. The election of the following persons as directors of Read-Rite to hold office until their successors are elected and qualified:_________________ (the "Nominees").

    /  / CONSENTS       /  / DOES NOT CONSENT         /  / ABSTAIN

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)

INSTRUCTION:      TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO
                  THE ELECTION OF ALL THE ABOVE-NAMED PERSONS, CHECK THE
                  APPROPRIATE BOX ABOVE.  IF YOU WISH TO CONSENT TO THE
                  ELECTION OF CERTAIN OF THE ABOVE-NAMED PERSONS, BUT NOT ALL
                  OF THEM, CHECK THE "CONSENTS" BOX ABOVE AND WRITE THE NAME
                  OF EACH SUCH PERSON YOU DO NOT WISH ELECTED IN THE FOLLOWING
                  SPACE:

---------------------------------------------------------------------------

                  IF NO BOX IS MARKED ABOVE WITH RESPECT TO THIS PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE ELECTION OF ANY CANDIDATE WHOSE NAME IS WRITTEN-IN IN THE SPACE PROVIDED ABOVE.

4. Repeal each provision of the Read-Rite Bylaws or amendment thereto adopted subsequent to December 20, 1996 and prior to the effectiveness of the Proposals.

    /  / CONSENTS       /  / DOES NOT CONSENT         /  / ABSTAIN

The provisions of the Consent Statement dated ____________, 1997 of Applied Magnetics Corporation, which more fully set forth the amendments to the Bylaws of Read-Rite described in Items 2 and 4 above, including the precise wording of such amendments, are incorporated herein by reference.

IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

The effectiveness of each of the proposals set forth above is subject to, and conditioned upon, the adoption of each of the other proposals set forth above by the holders of record as of the close of business on the Record Date of a majority of the Shares then outstanding (including the receipt of consents from such holders to the removal of each member of the Board of Directors of Read-Rite and to the election of each Nominee).


                              Please sign exactly as name appears on stock certificates or on label affixed hereto. When shares are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

                              DATED: ___________________________________

                              __________________________________________
                                             Signature

                              __________________________________________
                                     Signature, if held jointly

                              __________________________________________
                                        Title or Authority


           IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.
               PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY
                     IN THE POSTAGE-PAID ENVELOPE ENCLOSED

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